                                                                     Exhibit 3.4

                            CPI Holdings Incorporated

                              ARTICLES OF AMENDMENT

                                  July 17, 2006

     CPI Holdings Incorporated, a Maryland real estate investment trust (the "Corporation") formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), desires to amend its Articles of Incorporation and hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out the second Article and inserting in lieu thereof the following:

     SECOND: The name of the real estate investment trust is CPA:14 Holdings Inc. (the "Corporation").

     SECOND: The Articles of Incorporation of the Corporation are hereby amended by inserting the following as the ninth Article:

     NINTH: Except as may be provided by the Corporation's Board of Directors in setting the terms of classified or reclassified shares of the Corporation, no holder of shares of the Corporation shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional shares of the Corporation or any other security of the Corporation which it may issue or sell or (b) except as expressly required by Title 8, have any right to require the Corporation to pay him the fair value of his shares in an appraisal or similar proceeding.

     THIRD: The amendments of the Articles of Incorporation were advised and approved by the Board of Directors of the Corporation and approved by the stockholders as required by law.

IN WITNESS WHEREOF, the undersigned Chairman of the Board and Secretary have caused these Articles of Amendment to be executed as of the day and year first written above. The undersigned Chairman of the Board and Secretary swear under penalties of perjury that the foregoing is a corporate act.

I hereby consent to my designation in this document as resident agent for the Corporation.


                             SIGNATURE OF RESIDENT AGENT:

                             /s/ Representative of Corporation Service Company
                             -------------------------------------------------
                             CSC - Lawyers Incorporating Service Company


SIGNATURE OF THE CHAIRMAN OF THE BOARD:


/s/ Gordon F. DuGan
----------------------------------
Name:  Gordon F. DuGan
Title: Chairman of the Board and
       Chief Executive Officer


SIGNATURE OF SECRETARY:


/s/ Susan C. Hyde
----------------------------------
Name:  Susan C. Hyde
Title: Secretary


RETURN ADDRESS:

CPA:14 Holdings Inc.
c/o Susan C. Hyde
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100

                                                                     Exhibit 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                            CPI HOLDINGS INCORPORATED

                                  JUNE 28, 2006

      FIRST: The undersigned trustees do hereby form a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

      SECOND: The name of the real estate investment trust is CPI Holdings Incorporated (the "Corporation").

      THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which real estate investment trusts may be organized under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland as now or hereafter in force.

      FOURTH: The street address of the principal office of the Corporation in Maryland is c/o CSC - Lawyers Incorporating Service Company whose address is 11 East Chase Street, Baltimore, Maryland 21202.

      FIFTH: The name of the resident agent of the Corporation in Maryland is CSC - Lawyers Incorporating Service Company whose address is 11 East Chase Street, Baltimore, Maryland 21202.

      SIXTH: The Corporation has authority to issue 120,000,000 shares, all of which are designated as common stock with a par value of $0.001 per share.

      SEVENTH: The number of directors of the Corporation shall initially be one. The number of directors of the Corporation may be changed pursuant to the bylaws of the Corporation but shall at no time be less than the minimum number required under the Maryland law. The name of the initial director who shall act until the first meeting or until his successor is duly chosen and qualified is Douglas E. Barzelay.

      EIGHTH: The directors shall be elected at each annual meeting of shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the bylaws.

 IN WITNESS WHEREOF, the                    I hereby consent to my designation
undersigned have caused these               in this document as resident agent
Articles of Incorporation to be             for the Corporation.
executed as of the day and year
first written above. The                    SIGNATURE OF RESIDENT AGENT:
undersigned acknowledge, under
penalties of perjury, that this
document is such directors' free            By:     /s/ Angela Conaway
act and deed, and that, to the best            -------------------------------
of their knowledge, information and         CSC - Lawyers Incorporating Service
belief, the matters and facts set                 Company
forth herein are true in all
material respects.

SIGNATURE OF DIRECTORS:



     /s/ Douglas E. Barzelay
-----------------------------------
Name:    Douglas E. Barzelay